As filed with the Securities and Exchange Commission on June 14, 2000

                                                     Registration No. 333-______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                               NOVOSTE CORPORATION
             (Exact name of registrant as specified in its charter)

                  Florida                               59-2787476
       (State or other jurisdiction                  (I.R.S. Employer
             of incorporation)                      Identification No.)

                3890 Steve Reynolds Boulevard, Norcross, GA 30093
               (Address of principal executive offices)  (Zip Code)

                NOVOSTE CORPORATION EMPLOYEE STOCK PURCHASE PLAN
           NOVOSTE CORPORATION AMENDED AND RESTATED STOCK OPTION PLAN
                            (Full title of the plan)

        William A. Hawkins
      Chief Executive Officer        Copy to:        Seth I. Truwit, Esq.
        Novoste Corporation                          Dorsey & Whitney LLP
   3890 Steve Reynolds Boulevard                        250 Park Avenue
        Norcross, GA 30093                            New York, NY 10177
          (770) 717-0904                                (212) 415-9200

 (Name, address and telephone number, including area code, of agent for service)

                              --------------------

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                     Proposed
                                                 maximum offering       Proposed            Amount of
     Title of securities         Amount to be         price         maximum aggregate     registration
      to be registered            registered       per share(1)     offering price(1)         fee
--------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value  900,000 Shares(2)      $41.875           $37,687,500          $9,950
========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) based upon the average of the high and low sales prices of the Common Stock on the Nasdaq National Market, as reported in the consolidated reporting system, on June 8, 2000.

(2) Consists of 800,000 shares of Common Stock issuable upon exercise of options granted or to be granted under the Stock Option Plan and 100,000 shares purchasable under the Employee Stock Purchase Plan.

                                     PART I.
                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registration Information and Employee Plan Annual Information. *

            * Information required by Part 1 to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended, and the Note to
      Part 1 of Form S-8.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents that we have filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

      o our Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

      o our Current Report on Form 8-K filed with the Commission on March 14, 2000;

      o our Current Report on Form 8-K filed with the Commission on April 7, 2000;

      o our Current Report on Form 8-K filed with the Commission on April 19, 2000;

      o our Current Report on Form 8-K filed with the Commission on May 2, 2000;

      o our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; and

      o the description of our common stock contained in any of our Registration Statements filed under the Securities Exchange Act of 1934, as amended, and any amendment or report filed for the purpose of updating the description.

      All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered by this Registration Statement have been sold, or deregistering all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filing of such documents.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      Not applicable.

Item 6. Indemnification of Directors and Officers.

      Section 607.0850 of the Florida Business Corporation Act grants corporations the power to indemnify their directors, officers, employees and agents in accordance with the provisions thereof. Article VI of the Registrant's

Amended and Restated Articles of Incorporation and Article VIII of the Registrant's By-laws provide for indemnification of Registrant's directors, officers, agents and employees to the full extent permissible under Section
607.0850 of the Florida Business Corporation Act.

      Registrant maintains directors' and officers' liability insurance coverage with an aggregate policy limit of $10,000,000 of each policy year.

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

          4.17(a) Amended and Restated Rights Agreement, dated as of July 29,
                  1999, between Novoste Corporation and American Stock Transfer & Trust Company, which includes as Exhibit B thereto the Form of Right Certificate (incorporated by reference to the same numbered exhibit to the Registrant's report on Form 8-A/A filed on August 3, 1999).

          4.17(b) Amended and Restated Summary of Rights to Purchase Preferred
                  Shares of Novoste Corporation (incorporated by reference to the same numbered exhibit to the Registrant's report on Form 8-A/A filed on August 3, 1999).

            4.18  Novoste Employee Stock Purchase Plan.

            5.1   Opinion of Dorsey & Whitney LLP.

            23.1  Consent of Ernst & Young LLP.

            23.2 Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement).

            24.1  Power of Attorney (included in the signature page hereof).

Item 9. Undertakings.

            (a)   The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
            Statement:

                        (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                        (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or other controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 14, 2000.

                                        NOVOSTE CORPORATION


                                        By   /s/ William A. Hawkins
                                             -----------------------------------
                                             William A. Hawkins
                                             Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William A. Hawkins, Edwin B. Cordell, Jr., and Cheryl Johnson, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

Signature                                                         Title                                    Date
--------------------------------------    -------------------------------------------------------    -----------------
/s/ William A. Hawkins                    Chief Executive Officer, President and Director            June 13, 2000
--------------------------------------    (Principal executive officer)
William A. Hawkins


/s/ Edwin B. Cordell, Jr.                 Vice President-Finance and Chief Financial Officer         June 13, 2000
--------------------------------------    (Principal financial and accounting officer)
Edwin B. Cordell, Jr.


/s/ Thomas D. Weldon                      Chairman                                                   June 13, 2000
--------------------------------------
Thomas D. Weldon


/s/ Donald C. Harrison, MD                Director                                                   June 13, 2000
--------------------------------------
Donald C. Harrison, MD


/s/ J. Stephen Holmes                     Director                                                   June 9, 2000
--------------------------------------
J. Stephen Holmes

/s/ Charles E. Larsen                     Director                                                   June 13, 2000
--------------------------------------
Charles E. Larsen


/s/ Pieter J. Schiller                    Director                                                   June 13, 2000
--------------------------------------
Pieter J. Schiller


/s/ Stephen I. Shapiro                    Director                                                   June 13, 2000
--------------------------------------
Stephen I. Shapiro


/s/ Norman R. Weldon, MD                  Director                                                   June 9, 2000
--------------------------------------
Norman R. Weldon, MD


/s/ William E. Whitmer                    Director                                                   June 12, 2000
--------------------------------------
William E. Whitmer

                                  EXHIBIT INDEX

    4.17(a) Amended and Restated Rights Agreement, dated as of July 29, 1999, between Novoste Corporation and American Stock Transfer & Trust Company, which includes as Exhibit B thereto the Form of Right Certificate (incorporated by reference to the same numbered exhibit to the Registrant's report on Form 8-A/A filed on August 3, 1999).

    4.17(b) Amended and Restated Summary of Rights to Purchase Preferred
            Shares of Novoste Corporation (incorporated by reference to the same numbered exhibit to the Registrant's report on Form 8-A/A filed on August 3, 1999).

      4.18  Novoste Employee Stock Purchase Plan.

      5.1   Opinion of Dorsey & Whitney LLP.

      23.1  Consent of Ernst & Young LLP.

      23.2 Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement).

      24.1  Power of Attorney (included in the signature page hereof).